As filed with the Securities and Exchange Commission on August 25, 2025.
Registration No. 333‑289695

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FT Intermediate, Inc.*
to be renamed as described herein to
Figure Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7374	99-2556408
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
5 Bryant Park, 34th Floor
New York, NY 10018
(917) 789-8049
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Tannenbaum
Chief Executive Officer
FT Intermediate, Inc.
5 Bryant Park, 34th Floor
New York, NY 10018
(917) 789-8049
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Ian D. Schuman Adam J. Gelardi Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Ronald Chillemi Chief Legal Officer and Corporate Secretary FT Intermediate, Inc. 5 Bryant Park, 34th Floor New York, NY 10018 (917) 789-8049	Byron B. Rooney Derek Dostal Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-289695) is being filed solely for the purpose of filing certain exhibits. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits
(a) Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Form of Second Amended and Restated Articles of Incorporation of the registrant, to be in effect upon completion of this offering.
3.2	Form of Amended and Restated Bylaws of the registrant, to be in effect upon completion of this offering.
4.1*	Form of Class A Common Stock Certificate.
4.2*	Form of Class B Common Stock Certificate.
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
10.1+	Form of Director and Executive Officer Indemnification and Advancement Agreement.
10.2+	2018 Equity Incentive Plan.
10.3+	Form of Restricted Stock Unit Grant Notice and Agreement under the 2018 Equity Incentive Plan.
10.4+	Form of Stock Option Grant Notice and Agreement under the 2018 Equity Incentive Award Plan.
10.5+*	Figure Markets Holdings, Inc. 2024 Equity Incentive Plan.
10.6+	2025 Incentive Award Plan, to be in effect upon completion of this offering.
10.7+	Form of Restricted Stock Unit Grant Notice and Agreement under the 2025 Incentive Award Plan.
10.8+	Form of Stock Option Grant Notice and Agreement under the 2025 Incentive Award Plan.
10.9+	Employee Stock Purchase Plan, to be in effect upon completion of this offering.
10.10+	Non-Employee Director Compensation Policy.
10.11†	Contribution Agreement, dated December 31, 2023, between Figure Lending Corp. and Figure Technologies, Inc., as amended on April 9, 2024.
10.12†	Contribution Agreement, dated March 18, 2024, between Figure Lending Corp. and Figure Technologies, Inc.
10.13†*	Seventh Amended and Restated Investors’ Rights Agreement, dated , 2025, among FT Intermediate, Inc. and the investors party thereto.
10.14■†	Amended and Restated Limited Liability Company Agreement of Fig Six Mortgage LLC
10.15	Second Amended and Restated Term Note issued by Provenance Blockchain Foundation Inc. in favor of Figure Technologies, Inc.
10.16	Master Custody Service Agreement, dated March 11, 2022, by and among Anchorage Digital Bank N.A. and Figure Lending LLC.
10.17	First Amendment to the Master Custody Service Agreement, dated January 4, 2024, by and among Anchorage Digital Bank N.A. and Figure Lending LLC, Figure Markets Credit LLC and FMC LFV LLC.
21.1#	List of subsidiaries of the registrant.
23.1#	Consent of Independent Registered Public Accounting Firm, as to FT Intermediate, Inc.
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).
24.1#	Power of Attorney (included on the signature page to this registration statement).
107#	Filing Fee Table.
II-1

_______________
+Indicates management contract or compensatory plan.
*To be filed by amendment.
#Previously filed.
†Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the SEC upon request.
■Certain portions of this exhibit (indicated by “[***]” have been redacted pursuant to Regulation S-K, Item 601(a)(6).
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 25, 2025.

FT INTERMEDIATE, INC.

By:	/s/ Michael Tannenbaum
Michael Tannenbaum
Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Tannenbaum	Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2025
Michael Tannenbaum

/s/ Macrina Kgil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 25, 2025
Macrina Kgil

*	Director	August 25, 2025
Adam Boyden

*	Director	August 25, 2025
Michael Cagney

*	Director	August 25, 2025
David Katsujin Chao

*	Director	August 25, 2025
Lesley Goldwasser
*	Director	August 25, 2025
Sachin Jaitly

*	Director	August 25, 2025
Daniel Morehead
*	Director	August 25, 2025
June Ou

*By: /s/ Michael Tannenbaum
Michael Tannenbaum
Attorney-in-fact
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